                                                                   EXHIBIT 10.73


                             REMARKETING AGREEMENT


         This Remarketing Agreement made and entered into as of April 23, 1997 among LaSalle National Bank, a national banking corporation (the "Remarketing Agent"), The Industrial Development Board of the City of Demopolis, a public corporation under the laws of Alabama (the "Issuer"), and McClain of Alabama, Inc., a Michigan corporation ("Company").

         WITNESSETH:

         WHEREAS, the Issuer has authorized the issuance of its $5,225,000 The Industrial Development Board of the City of Demopolis Industrial Development Revenue Bonds, Series 1997 (McClain of Alabama, Inc. Project) (the "Bonds") to finance the acquisition, construction and equipping of a manufacturing facility that will be leased by the Issuer to the Company pursuant to the Lease Agreement, dated as of April 1, 1997 by and between the Issuer and the Company (the "Lease Agreement"); and

         WHEREAS, the Bonds are subject to purchase upon optional and mandatory tender upon notice and delivery, pursuant to the provisions of the Trust Indenture, dated as of April 1, 1997 (the "Indenture"), by and between the Issuer and LaSalle National Bank, a national banking corporation as trustee (the "Trustee"); and

         WHEREAS, LaSalle National Bank, as placement agent (the "Placement Agent"), has agreed to arrange for the placement of the Bonds upon the initial delivery thereof pursuant to the terms of a Placement Agency Agreement, dated as of April 23, 1997 among the Placement Agent, the Company and the Issuer; and

         WHEREAS, the Company and the Issuer desire that the Remarketing Agent provide a mechanism for remarketing the Bonds according to the terms and subject to the conditions described herein and in the Indenture;

         NOW, THEREFORE, for and in consideration of the covenants herein made, and subject to the conditions herein set forth, the parties agree as follows:

         1. Definitions. All capitalized terms not defined herein shall have the meanings ascribed to them in the Indenture unless a different meaning clearly appears from the context.

         2. Appointment, Resignation and Removal of Remarketing Agent, Responsibilities of Remarketing Agent.

                (a) In reliance upon the representations and agreements but subject to the terms and conditions contained in the Indenture and in this Agreement, the Company and the Issuer appoint the Remarketing Agent, and the Remarketing Agent accepts appointment, as exclusive Remarketing Agent in connection with the remarketing of the Bonds from time to

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         time in the secondary market subsequent to the initial offering, issuance and delivery of the Bonds.


                (b) The Indenture sets forth rights of, and duties and obligations imposed on, the Remarketing Agent in connection with the remarketing of the Bonds. The parties hereto agree that the provisions of the Indenture relating to the Remarketing Agent shall be incorporated herein by reference and be made a part hereof as if fully set forth herein, and the Remarketing Agent accepts such duties and obligations imposed pursuant to the Indenture.

                (c) The Remarketing Agent will keep such books and records as shall be consistent with prudent industry practice and will summarize (i) the principal amount of the Bonds, if any, remarketed by it pursuant to this Agreement and the Indenture, and (ii) the interest rate on the Bonds for each Variable Rate Period and Term Rate Period determined pursuant to and in accordance with the Indenture and deliver such summary on a monthly basis to the Company, the Issuer and Standard Federal Bank, as issuer of the Initial Letter of Credit (the "Credit Obligor").

                (d) The Remarketing Agent may at any time resign and be discharged of the duties and obligations created hereby and by the Indenture by notifying the Issuer, the Trustee, the Tender Agent, if any, the Credit Obligor and the Company at least 30 days before the effective date of such resignation. The Company, with the consent of the Credit Obligor and the Issuer, may remove the Remarketing Agent, and upon the removal or resignation of the Remarketing Agent may, with the consent of the Credit Obligor and the Issuer, appoint a successor by notifying the Remarketing Agent and the Trustee. No removal or resignation shall be effective until a successor Remarketing Agent has delivered an acceptance of its appointment to the Trustee. Any such successor Remarketing Agent, upon its appointment pursuant to the terms and conditions hereof, and those contained in the Indenture, shall succeed to and become vested with all the rights, powers, privileges and duties of the former Remarketing Agent. Notwithstanding the foregoing, the Remarketing Agent may resign and be discharged of its duties and obligations hereunder and under the Indenture by notifying the Issuer, the Trustee, the Tender Agent, if any, the Credit Obligor and the Company, and such resignation shall take immediate effect without the appointment of a successor Remarketing Agent, if an Event of Default has occurred and is continuing under the Indenture or the Company fails to pay the fees and expenses of the Remarketing Agent in the amounts and at the time provided in Section 6 hereof. Notwithstanding the foregoing, no termination shall affect the rights and obligations of the parties regarding Bonds with respect to which the Remarketing Agent is obligated to use its best efforts to remarket the Bonds pursuant to Section 3(d) hereof or which theretofore otherwise have been remarketed by the Remarketing Agent.


                (e) The Remarketing Agent's responsibilities hereunder will include (i) soliciting purchases of Bonds by institutional investors that customarily purchase tax-exempt securities in large denominations at market rates, (ii) effecting and processing such purchases, (iii)

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         causing the distribution of any written disclosure materials, as shall have been approved and paid for by the Company, to prospective purchasers in connection with the remarketing of the Bonds, and (iv) performing such other related functions as may be requested by the Issuer and the Company and agreed to by the Remarketing Agent. The Remarketing Agent will furnish copies of the foregoing disclosure materials to the Issuer, the Company and the Trustee upon their written request therefor. The Remarketing Agent may purchase Bonds but shall be under no obligation to purchase Bonds remarketed pursuant to this Agreement. Upon a repurchase of Bonds and prior to their remarketing, the Remarketing Agent will be entitled to all rights of a Bondholder.

                If, during and prior to such time as the Placement Memorandum, dated April 23, 1997, relating to the Bonds (the "Placement Memorandum") (including the Preliminary Placement Memorandum circulated in connection with the placement of the Bonds) is used in connection with the placement of the Bonds, any event known to the Company relating to or affecting the Company, the Issuer, the Credit Obligor, or the Bonds shall occur, the result of which is that the Placement Memorandum would include a misstatement of a material fact, or would omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, the Company will promptly notify the Remarketing Agent in writing of the circumstances and details of such event. The Company and the Issuer will cooperate with the Remarketing Agent in the preparation of any additional disclosure statement or marketing materials (a "Disclosure Statement") that the Remarketing Agent determines are necessary or desirable in connection with the remarketing of the Bonds or which the Remarketing Agent determines should be provided to owners of the Bonds.

                The Company and the Remarketing Agent acknowledge that certain remarketings of the Bonds may be subject to the requirements of Rule 15c2-12 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 15c2-12"). The Company agrees, in the event Rule 15c2-12 is applicable to any remarketing of Bonds hereunder, to take such actions as are necessary at the time to enable the Remarketing Agent to comply with the provisions of Rule 15c2-12. The Company shall furnish to the Issuer and the Remarketing Agent a Disclosure Statement at such times and in such quantities as are necessary to enable the Issuer and the Remarketing Agent to comply with Rule 15c2-12, if applicable.

                If the Company fails to perform its obligations under this Section, the Remarketing Agent may immediately cease remarketing efforts.

                (f) The Remarketing Agent agrees that, so long as this Agreement remains in effect, it will be available to consult with the Company and the Issuer on a timely basis with respect to the determination of the interest rate on the Bonds, all in the manner contemplated by the Indenture and with respect to all other matters relating to its responsibilities under this Agreement. In addition, the Remarketing Agent will furnish the Issuer and the Company with information as to the prices at which such Bonds are placed, as the Issuer and the Company

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         may from time to time reasonably request.  The Remarketing
         Agent shall not be liable for any action taken or omitted to be taken pursuant to this Agreement, except for its own gross negligence or willful misconduct or that of its agents which have been so appointed in writing by the Remarketing Agent.

                (g) The Remarketing Agent may, if it elects to do so in its sole discretion, purchase, as principal, any Bonds rendered to it, but it will not in any event be obligated to do so, and, if it purchases Bonds tendered to it, it will have the same rights under the Indenture as any other holder of such Bonds.

         3. Representations, Warranties, Covenants and Agreements of the Remarketing Agent. The Remarketing Agent, by its acceptance hereof, represents, warrants, covenants and agrees with the Issuer as follows:

                (a) The Remarketing Agent has a capitalization of at least $15,000,000 as shown in its most recent published annual report.

                (b) The Remarketing Agent is authorized by law to perform the duties imposed upon it by the Indenture and has full power and authority to take all actions required or permitted to be taken by the Remarketing Agent by or under, and to perform and observe the covenants and agreements on its part contained in this Agreement.

                (c) The Remarketing Agent shall determine the interest rate of the Bonds, all in accordance with Article III of the Indenture.

                (d) The Remarketing Agent shall use its best efforts to remarket or place the Bonds pursuant to the Indenture and this Agreement, unless there has occurred an Event of Default under the Indenture.

                (e) The Remarketing Agent will not remarket any tendered Bonds if the Credit Obligor notifies the Remarketing Agent that the Letter of Credit or any Substitute Letter of Credit, if drawn upon, has not been reinstated to an amount equal to the principal amount of Bonds Outstanding together with at least 45 days' accrued interest thereon.

         4. Representations, Warranties, Covenants and Agreements of the Company. The Company, by its acceptance hereof, represents, warrants, covenants and agrees with the Remarketing Agent as follows:

                (a) The Company has the requisite power and authority to take all actions required or permitted to be taken by the Company by or under, and to perform and observe the covenants and agreements on its part contained in, this Agreement and any other instrument or agreement relating thereto to which the Company is a party.


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



                (b) The Company has, as of the date hereof, duly taken all action necessary to be taken by it prior to such date, for (i) the execution, delivery and performance of this Agreement and any other instrument or agreement to which the Company is a party and which has been or will be executed in connection with the transactions contemplated by the foregoing documents and (ii) the carrying out, giving effect to, consummation and performance of, the transactions and obligations contemplated hereby and by the Placement Memorandum.

                (c) This Agreement and any other instrument or agreement to which the Company is a party and which has been or will be executed in connection with the consummation of the transactions contemplated by the foregoing documents, when executed and delivered by the parties hereto and thereto, constitutes or will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws, judicial decisions or principles of equity relating to or affecting the enforcement of creditors' rights generally.

                (d) The execution and delivery of this Agreement and any other instrument or agreement to which the Company is a party and which has been or will be executed in connection with the consummation of the transactions contemplated by the foregoing documents, the compliance with the terms, conditions or provisions hereof and thereof, and the consummation of the transactions herein and therein contemplated do not upon the date of execution and delivery hereof and thereof, and will not, (i) violate any law or any regulation, order, writ, injunction or decree of any court or governmental instrumentality applicable to the Company which violation would have a material adverse effect on the Company, except under the federal securities or state securities or blue sky laws in connection with the placement of the Bonds by the Placement Agent pursuant to the Placement Agency Agreement or the remarketing of the Bonds by the Remarketing Agent pursuant to this Agreement, or (ii) result in a breach of any of the terms, conditions or provisions of, or constitute default under, any mortgage, indenture, agreement or instrument to which the Company is a party or by which it or any of its property is bound.

                (e) All authorizations, consents and approvals of, notices to, registrations or filings with, or actions in respect to any governmental body, agency or other instrumentality or court required in connection with the execution, delivery and performance by the Company of this Agreement and any other agreement or instrument to which the Company is a party and which has been or will be executed in connection with the consummation of the transactions contemplated by the foregoing documents, have been obtained, given or taken and are in full force and effect, except for such licenses, certificates, approvals, ordinances or permits which may be necessary for the use of the proceeds of the Bonds or described in the Placement Memorandum and for which the Company has applied or will apply and which it expects to receive and except as may be required under the state securities or blue sky laws in connection with the placement of the Bonds by the Placement Agent pursuant to the


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

         Placement Agency Agreement or the remarketing of the Bonds by the Remarketing Agent pursuant to this Agreement.

                (f) Except as disclosed by the Company to the Placement Agent and described in the Placement Memorandum or any supplement thereto delivered to the Remarketing Agent, there is no action, suit, investigation, proceeding, or arbitration, at law or in equity or before or by any foreign or domestic court or other governmental entity, pending or, to the knowledge of the Company, threatened against or affecting the Company wherein an unfavorable decision, ruling or finding could have a material adverse effect on the transactions contemplated by this Agreement or by the Placement Memorandum, or which would materially and adversely affect the validity or enforceability of or the authority or ability of the Company to perform its obligations under, this Agreement or any other agreement or instrument to which the Company is a party and which is used or contemplated for use in consummation of the transactions contemplated by this Agreement or the Placement Memorandum.

                (g) The Company is not in default under any indenture or other agreement or instrument governing outstanding indebtedness to which the Company is a party or by which it is bound, which default would have a material adverse effect on the transactions contemplated by this Agreement or by the Placement Memorandum, nor has any event occurred which with notice or the passage of time or both would constitute such a default under any such document.

                (h) The Company will cooperate with the Remarketing Agent in the qualification of the Bonds for placement and the determination of the eligibility of the Bonds for investment under the laws of such jurisdictions as the Remarketing Agent shall designate and will use its best efforts to continue any such qualification in effect so long as required for the distribution of the Bonds by the Remarketing Agent, provided that the Company shall not be required to qualify to do business in any jurisdiction where it is not so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

                (i) The Company has no knowledge or reason to believe that any information relating to the Company contained in the Placement Memorandum, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading.

                (j) The Company shall, consistent with the terms of the Indenture, if the Remarketing Agent deems it advisable as a means of facilitating its performance under this Agreement, cooperate with the Issuer and the Remarketing Agent in connection with maintaining the rating of the Bonds from Standard & Poor's.

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         5.      Conditions of the Remarketing Agent's Obligations. The
obligations of the Remarketing Agent under this Agreement have been undertaken in reliance on, and shall be subject to, the due performance by the Company of its obligations and agreements to be performed hereunder and to the accuracy of and compliance with the respective representations, warranties, covenants and agreements of the Company contained herein, in each case on and as of the date of delivery of this Agreement and on and as of each date on which Bonds are to be placed pursuant to this Agreement. The obligations of the Remarketing Agent to remarket the Bonds pursuant to this Agreement are also subject, in the discretion of the Remarketing Agent, to the following further conditions:

                (a) The Letter of Credit or any Substitute Letter of Credit, covering the aggregate principal amount of originally issued Bonds Outstanding and at least 45 days' accrued interest thereon calculated at an interest rate of 12% based on a 365/366 day year, shall be in full force and effect and shall not have been amended, modified or supplemented in any way which would materially and adversely affect the Bonds and there shall be in full force and effect such additional resolutions, agreements, certificates (including such certificates as may be required by regulations of the Internal Revenue Service in order to establish the tax-exempt character of interest on the Bonds) and opinions as shall be reasonably necessary to effect the transactions contemplated by this Agreement, which resolutions, agreements, certificates and opinions, at the request of the Remarketing Agent, shall be satisfactory in form and substance to the Remarketing Agent;

                (b) The representations, warranties, covenants and agreements of the Company made herein and in the Placement Agency Agreement and of the Issuer made in the Placement Agency Agreement shall be true and correct in all material respects;

                (c) The Company shall have complied with the second and third paragraphs of Section 2(e) hereof required in connection with any remarketing of the Bonds; and

                (d) No Event of Default (as such term is defined in the Indenture) shall have occurred and be continuing and no event shall have occurred and be continuing which, with the passage of time or giving of notice or both, would constitute such an Event of Default.

         6. Payment of Fees and Expenses. In consideration for the services to be performed by the Remarketing Agent under this Agreement, the Company shall pay to the Remarketing Agent:

                (a) a fee (the "Remarketing Fee") which is determined as follows: the principal amount of the Bonds Outstanding as of the later of the Closing Date or on each January 1 following the Closing Date (each, a "Calculation Date") multiplied by 0.125% and the result thereof is multiplied by a fraction the numerator of which is the number of actual days elapsed since the Closing Date or the most recent Calculation Date, whichever is later, and the current Calculation Date and the denominator is 365 days. The Remarketing Fee, as determined on the Closing Date or a subsequent Calculation Date, shall be payable in advance to the Remarketing Agent on the Closing Date and each subsequent Calculation Date thereafter; and

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         (b) with respect to all other Bonds, a remarketing fee which will be agreed upon by the Remarketing Agent and the Company at the time of remarketing of such Bonds. The Remarketing Agent will not be entitled to such compensation for any period after this Agreement is terminated except for a pro rata portion of the fee in respect of the year in which such termination occurs. The Company shall pay to the Remarketing Agent on demand all reasonable costs, expenses and attorney's fees incurred by the Remarketing Agent in connection with actions initiated by the Remarketing Agent to enforce this Agreement in which the Remarketing Agent prevails. The Company shall make all such payments directly to the person or entity to whom or to which they are due.

         7.      Indemnification.

                (a) The Company shall indemnify and hold harmless the Remarketing Agent and the Issuer and their directors, officers, members, employees, agents and each person, if any, who controls the Remarketing Agent or the Issuer, respectively, within the meaning of
         Section 15 of the Securities Act of 1933, as amended (the "Securities Act") (such persons being herein sometimes collectively referred to as the "Indemnified Persons" and individually, an "Indemnified Person"), from any losses, claims, damages or liabilities to which any Indemnified Person may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon (i) an allegation or determination that the Bonds or the obligations of the Company under the Lease Agreement or the Reimbursement Agreement or the obligations of the Credit Obligor under the Letter of Credit or any Substitute Letter of Credit should have been registered under the Securities Act or the Indenture should have been qualified under the Trust Indenture Act of 1939, as amended; provided, however, that the provisions of this subsection (i) shall not be applicable to the Remarketing Agent or any related Indemnified Person if the Remarketing Agent is also the Placement Agent, (ii) any untrue statement or alleged untrue statement of a material fact relating to the Company contained in the Placement Memorandum or any Disclosure Statement provided pursuant to Section 2(e) hereof or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Indemnified Person for any legal or other expenses reasonably incurred by such Indemnified Person in investigating, defending or preparing to defend any such action or claim. The indemnity agreement in this paragraph shall be in addition to any liability which the Company may otherwise have to any Indemnified Person.

                (b) Promptly after receipt by an Indemnified Person under paragraph (a) of this Section of notice of the commencement of any action, such Indemnified Person shall, if a claim in respect thereof is to be made against the Company under such paragraph, notify the Company in writing of the commencement thereof. In case any such action shall be brought against any Indemnified Person, and such Indemnified Person shall notify the Company of the commencement thereof, the Company shall be entitled to participate in and, to the extent that it wishes, to assume the defense thereof, with counsel satisfactory to such Indemnified Person,

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

         and after notice from the Company to such Indemnified Person of its election so to assume the defense thereof, the Company shall not be liable to such Indemnified Person under such paragraph for any legal or other expenses subsequently incurred by such Indemnified Person in connection with the defense thereof other than reasonable costs of any investigation; provided, however, that if the named parties to any such action (including any impleaded parties) include both the Remarketing Agent (or its partners, officers, employees or agents or any person so controlling the Remarketing Agent) and the Company, and the Remarketing Agent (or such partners, officers, employees or agents or such person so controlling the Remarketing Agent) shall have reasonably concluded that there may be one or more legal defenses available to it which are different from or additional to those available to the Company, the Remarketing Agent (or such partners, officers, employees or agents or such person so controlling the Remarketing Agent) shall have the right to select, separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of the Remarketing Agent (or such partners, officers, employees or agents or such person so controlling the Remarketing Agent); provided further, however, that the Company shall not, in connection with any one such action, or separate but substantially similar or related actions arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys at any point in time for the Remarketing Agent and partners, officers, employees and agents and all persons so controlling the Remarketing Agent.

                (c) The Company shall not be liable for any settlement of any such action effected without its consent by any Indemnified Person, but if settled with the consent of the Company or if there be a final judgment for the plaintiff in any such action against the Company or any Indemnified Person, with or without the consent of the Company, the Company shall indemnify and hold harmless such Indemnified Person to the extent provided in this Agreement.

                (d) The Remarketing Agent shall indemnify and hold harmless the Company and the directors, officers, employees, agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act (such persons being herein sometimes collectively referred to as the "Company Indemnified Persons" and individually, a "Company Indemnified Person"), from any losses, claims, damages or liabilities to which any Company Indemnified Person may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Placement Memorandum or any Disclosure Statement provided pursuant to Section 2(e) hereof or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that such untrue or misleading statement or alleged untrue or misleading statement or omission or alleged omission was made in the Placement Memorandum or such Disclosure Statement or in such amendment or supplement thereto in reliance upon and in conformity with information furnished to the Company in writing by the Remarketing Agent. The

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

         Remarketing Agent shall reimburse each Company Indemnified
         Person for any legal or other expenses reasonably incurred by such Company Indemnified Person in investigating, defending, or preparing to defend any such action or claim. The indemnity agreement in this paragraph shall be in addition to any liability which the Remarketing Agent may otherwise have to any Company Indemnified Person.

                (e) Promptly after receipt by a Company Indemnified Person under paragraph (d) of this Section of notice of the commencement of any action, such Company Indemnified Person shall, if a claim for indemnification in respect thereof is to be made against the Remarketing Agent under this paragraph, notify the Remarketing Agent of the commencement thereof, and the Remarketing Agent shall promptly assume the defense thereof, including the employment of legal counsel reasonably satisfactory to the Company, the payment of all expenses, and the right to negotiate and consent to settlement. If the Remarketing Agent assumes the defense of such claim, the Remarketing Agent shall not be liable to any Company Indemnified Person under such paragraph for any legal or other expense subsequently incurred by such Company Indemnified Person in connection with the defense thereof; provided, however, that if the named parties to any such action (including any impleaded parties) include both any Company Indemnified Person and the Remarketing Agent, and the Company Indemnified Person shall have reasonably concluded, based upon the advice of legal counsel, that there may be one or more legal defenses available to it which are different from or additional to those available to the Remarketing Agent, and that as a result thereof such counsel has advised such Company Indemnified Person that employment of the same legal counsel may involve a conflict of interest, the Company Indemnified Person shall have the right to select separate counsel to assume such legal defense and to otherwise participate in the defense of such action on behalf of the Company Indemnified Person; provided further, however, that the Remarketing Agent shall not, in connection with any one such action, or separate but substantially similar or related actions arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys at any point in time for the Company and other Company Indemnified Persons.

                (f) The Remarketing Agent shall not be liable for any settlement of any such action effected without its consent by any Company Indemnified Person, but if settled with the consent of the Remarketing Agent or if there is a final judgment for the plaintiff in any such action against any Company Indemnified Person, with or without the consent of the Remarketing Agent, the Remarketing Agent shall indemnify and hold harmless such Company Indemnified Person to the extent provided in this Agreement.

                (g) The indemnity agreements contained in this Section 7 shall remain in full force and effect, regardless of any investigation made by or on behalf of the Remarketing Agent and the Company, and shall survive the termination or cancellation of this Agreement.


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         8.      Nature of the Remarketing Agent's Obligations.  Without
limiting the foregoing, the Remarketing Agent is expressly authorized and directed to honor its obligations under and in compliance with the terms of this Agreement without regard to, and without any duty on its part to inquire into, the existence of any disputes or controversies between the Company, the Trustee, the Credit Obligor or any other person or the respective rights, duties or liabilities of any of them, or whether the facts or occurrences represented in any of the documents presented under this Agreement are true and correct. Furthermore, the Company fully understands and agrees that the Remarketing Agent's sole obligation to the Company shall be limited to honoring its obligations under and in compliance with the terms of this Agreement.

         9. Intention of Parties. It is the express intention of the parties hereto that neither the determination of any interest rate on the Bonds nor any placement, tender or transfer of any Bond, as herein provided, shall constitute or be construed to be the extinguishment of any Bond or the indebtedness represented thereby or the reissuance of any Bonds.

         10. Registration of Letter of Credit. If the blue sky or securities laws of any state or other jurisdiction requires the registration or qualification of the Letter of Credit or any Substitute Letter of Credit, the Remarketing Agent shall not offer or place any Bonds in or into such state or other jurisdiction.

         11. Miscellaneous. (a) Except as otherwise specifically provided in this Agreement, all notices, demands and formal actions under this Agreement shall be in writing and mailed or delivered by courier or facsimile transmission to:


         The Remarketing Agent:
                 LaSalle National Bank
                 181 West Madison Street, Suite 3203
                 Chicago, Illinois 60602-4510
                 Attention: Capital Markets Group
                 Telephone: (312) 904-7047
                 Facsimile number: (312) 904-8167

         The Company:
                 McClain Industries, Inc.
                 6200 Elmridge Road
                 Sterling Heights, MI 48310
                 P.O. Box 180913
                 Utica, MI 48318
                 Attention: Mr. Carl Jaworski
                 Telephone: (810) 264-3611
                 Facsimile number: (810) 264-7191

         The Issuer:
                 The Industrial Development Board of the City of Demopolis City Hall
                 Demopolis, Alabama 36732
                 Attention:
                 Telephone:
                 Telecopier:

         Each of the above-named addressees may by notice given under this Agreement, designate other addresses to which subsequent notices, requests, reports or other communications shall be directed.

                (b) This Agreement will inure to the benefit of and be binding upon the Remarketing Agent and the Company and their respective successors and assigns. The terms "successors" and assigns" shall not include any purchaser of any of the Bonds merely because of such purchase.

                (c) All of the representations, warranties and covenants of the Company, the Issuer and the Remarketing Agent in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Remarketing Agent, the Issuer or the Company or (ii) delivery of and any payment for any Bonds.

                (d) Section headings have been inserted in this Agreement as a matter of convenience for reference only, and such section headings are not a part of this Agreement and will not be used in the interpretation of any provisions of this Agreement.

                (e) This Agreement shall be governed exclusively by and construed in accordance with the internal laws of the State of Illinois applicable to contracts to be wholly performed therein.

                (f) This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, and such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.


                                  McCLAIN OF ALABAMA, INC.


                                  By:  ???
                                     ------------------------------------------

                                  Title:  Secretary
                                        ---------------------------------------



                                  LASALLE NATIONAL BANK,
                                  as Remarketing Agent


                                  By: Thomas Boland
                                     ------------------------------------------

                                  Title: Vice President
                                        ---------------------------------------



                                  THE INDUSTRIAL DEVELOPMENT
                                  BOARD OF THE CITY OF DEMOPOLIS


                                  By: John E. Northcutt (?)
                                     ------------------------------------------

                                  Title:  Chairman of the Board of Directors